Exhibit 10.1

FORFEITURE ACKNOWLEDGEMENT

Consistent with oral agreements made on December 22, 2023, between A) the Board of Directors of Compass, Inc. (the “Company”), based upon a recommendation of the Compensation Committee of the Board, and in consultation with the independent compensation consultant retained by the Compensation Committee, Semler Brossy Consulting Group, LLC and B) the undersigned Chief Executive Officer of the Company, Robert Reffkin (“Reffkin”),

Reffkin hereby acknowledges that, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, that as of December 22, 2023 he has forfeited both 1) that certain grant of Restricted Stock Units (“RSUs”) representing 861,181 shares of the Class A Common Stock (pre-10 for 1 split) dated March 12, 2020 and 2) that certain grant of RSUs representing an additional 861,181 shares of the Class A Common Stock (pre-10 for 1 split) dated January 25, 2021.
AGREED & ACKNOWLEDGED

/s/ Robert Reffkin_______________            October 29th, 2024______
Robert Reffkin                        Date